EXHIBIT 21

LIST OF SUBSIDIARIES OF MASTERCARD INCORPORATED

(as of December 31, 2009)

Name	Jurisdiction
Bright Skies LLC	Delaware
Cirrus System, LLC	Delaware
Clear Skies LLC	Delaware
EMVCo, LLC	Delaware
euro travellers cheque International SA	Belgium
Eurocard Limited	United Kingdom
Eurocard U.S.A., Inc.	New Jersey
European Payment Systems Services Sprl	Belgium
GVP Holding Incorporated	New York
Maestro Asia/Pacific Ltd.	Delaware
Maestro Canada, Inc.	Delaware
Maestro International Incorporated	Delaware
Maestro Latin America, Inc.	Delaware
Maestro Middle East/Africa, Inc.	Delaware
Maestro U.S.A., Inc.	Delaware
Mascon-MasterCard Global Technology Services Private Limited	India
MasterCard A/P Payment Services, Inc.	Delaware
MasterCard Advisors, LLC	Delaware
MasterCard Advisors, LLC APMEA	Delaware
MasterCard Advisors, LLC Canada	Delaware
MasterCard Advisors, LLC Europe	Delaware
MasterCard Advisors, LLC LAC	Delaware
MasterCard Advisors Hong Kong Limited	Hong Kong
MasterCard Africa, Inc.	Delaware
MasterCard Asia/Pacific (Australia) Pty. Ltd.	Australia
MasterCard Asia/Pacific (Hong Kong) Limited	Hong Kong
MasterCard Asia/Pacific Pte. Ltd.	Singapore
MasterCard Australia Ltd.	Delaware
MasterCard Brasil S/C Ltda.	Brazil
MasterCard Brasil Soluções de Pagamento Ltda.	Brazil
MasterCard Canada, Inc.	Delaware
MasterCard Cardholder Solutions, Inc.	Delaware
MasterCard China Holdings LLC	Delaware
MasterCard Chip Standards Holdings, Inc.	Delaware
MasterCard Colombia, Inc.	Delaware
MasterCard Cono Sur S.R.L.	Argentina
MasterCard Ecuador, Inc.	Delaware
MasterCard EMEA, Inc.	Delaware
MasterCard/Europay U.K. Limited	United Kingdom
MasterCard Europe Sprl	Belgium
MasterCard European Holding Inc.	Delaware
MasterCard European Maatschap	Belgium
MasterCard European Share Holding B.V.	Belgium
MasterCard Financing Solutions LLC	Delaware
MasterCard Foreign Sales Corporation	Barbados
MasterCard France SAS	France
MasterCard Global Holding LLC	Delaware

MasterCard Global Key Centre Limited	United Kingdom
MasterCard Global Promotions & Sponsorships Annex, Inc.	Delaware
MasterCard GTS Holdings Private Limited	Mauritius
MasterCard Holding Incorporated	Delaware
MasterCard Hong Kong Ltd.	Delaware
MasterCard International Far East Ltd.	Delaware
MasterCard International Global Maatschap	Belgium
MasterCard International Holding LLC	Delaware
MasterCard International Incorporated	Delaware
MasterCard International Incorporated Chile Limitada	Chile
MasterCard International Japan Inc.	Delaware
MasterCard International Korea Ltd.	Korea, Republic of
MasterCard International Philippines, Inc.	Delaware
MasterCard International Services, Inc.	Delaware
MasterCard International, LLC	Delaware
MasterCard Japan K.K.	Japan
MasterCard Korea Ltd.	Delaware
MasterCard Mercosur, Inc.	Delaware
MasterCard Mexico, S. de R.L. de C. V.	Mexico
MasterCard Middle East, Inc.	Delaware
MasterCard Netherlands B.V.	Netherlands
MasterCard New Zealand Limited	New Zealand
MasterCard Originator SPC, Inc.	Delaware
MasterCard Panama, S.R.L.	Panama
MasterCard Peru, Inc.	Delaware
MasterCard Puerto Rico, LLC	Puerto Rico
MasterCard Services SPC, Inc.	Delaware
MasterCard Shanghai Business Consulting Co. Ltd.	China
MasterCard Singapore Ltd.	Delaware
MasterCard South Asia, Inc.	Delaware
MasterCard Taiwan Ltd.	Delaware
MasterCard Travelers Cheque, Inc.	Delaware
MasterCard UK Inc Pension Trustees Limited	England
MasterCard UK Management Services Limited	England
MasterCard UK, Inc.	Delaware
MasterCard Uruguay Limitada	Uruguay
MasterCard Venezuela, Inc.	Delaware
MasterCard/Europay U.K. Limited	United Kingdom
MasterManager LLC	Delaware
MC Beneficiary Trust	New York
MC Indonesia, Inc.	Delaware
Mondex Asia Pte. Ltd.	Singapore
Mondex International Americas, Inc.	New Jersey
Mondex International Limited	England
MTS Holdings, Inc.	Delaware
MXI Management Limited	England
Orbiscom Limited	Ireland
Orbiscom Inc.	Delaware
Orbiscom UK Limited	England
Orbis Patents Limited	Ireland
Orbiscom Ireland Limited	Ireland
Purchase Street Research, LLC	Delaware
SET Secure Electronic Transaction LLC	Delaware
Strategic Payments Services Pty Limited	Australia
Winghaven Technologies, L.L.C.	Missouri